UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of earliest event reported: October 10, 2001

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841 1-3545	FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419 59-0247775
State or other jurisdiction of incorporation or organization: Florida

Item 9. Regulation FD Disclosure
FPL Group, Inc. today reiterated that it expects to achieve seven percent earnings per share growth in 2001. The company earned $4.38 in recurring earnings per share in 2000.

The company declined to provide specific earnings guidance for 2002, noting that its largest subsidiary, Florida Power & Light Company, is in a rate review by the Florida Public Service Commission and it would be difficult to predict the outcome with any degree of certainty at this time. However, FPL Group stated that once the rate issues are resolved, using 2002 as a base year, the company expects it can return to average annual growth of approximately seven percent.

The company cited its superior operating capabilities, growing utility service territory, and solid growth plans at its independent power subsidiary as the basis for its optimistic outlook for the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
FLORIDA POWER & LIGHT COMPANY
(Registrants)

Date: October 10, 2001

K. MICHAEL DAVIS

K. Michael Davis
Controller and Chief Accounting Officer of FPL Group, Inc. Vice President, Accounting, Controller and
Chief Accounting Officer of Florida Power & Light Company
(Principal Accounting Officer of the Registrants)